[Letterhead of Schulte Roth & Zabel]




                                                     February 12, 1996



The CIT Group Securitization Corporation II
650 CIT Drive
Livingston, New Jersey  07039


Dear Sirs:

     We have acted as special counsel to you (the "Corporation") in connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), registering the asset backed certificates (the "Certificates") and asset backed notes (the "Notes" and, collectively with the Certificates, the "Securities"), each described in the prospectus which form a part of the Registration Statement (the "Prospectus"). The Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement, pursuant to which the Corporation will originate the CIT RV Owner Trust 1996-A (the "Trust"). The Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.1 to the Registration Statement. Certain rights of the holders of the Securities will be governed by a sale and servicing agreement (the "Sale and Servicing Agreement") substantially in the form filed as Exhibit 4.3 to the Registration Statement.

     In connection with this opinion, we have examined signed copies of the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or representatives of the Corporation and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.



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The CIT Group Securitization Corporation II
February 12, 1996
Page 2


     As to all matters of fact, we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Corporation and others.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We have also assumed, with respect to the Trust Agreement, the Indenture and the Sale and Servicing Agreement (collectively, the "Basic Documents"), that: (a) each of the Basic Documents will be duly executed and delivered by each of the parties thereto prior to the issuance of any of the Securities thereunder; (b) at the time of such execution, each such party, other than the Corporation, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under each of the Basic Documents; (c) the execution and delivery of the Basic Documents and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party, other than the Corporation;
(d) the Basic Documents will be the legal, valid and binding obligation of each such party, other than the Corporation, and will be enforceable against each such party, other than the Corporation, in accordance with its terms; and (e) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof, (ii) the terms and conditions of the Basic Documents or (iii) any set of facts or circumstances relating to the Basic Documents.

     Based upon the foregoing, we are of the opinion that assuming the due execution of the Basic Documents, each in substantially the form presented to us, upon the issuance, authentication and delivery of the Notes in accordance with the provisions of the Sale and Servicing Agreement and the Indenture against payment therefor, the Notes will constitute valid and binding obligations of the Trust, each enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and will be entitled to the benefits of the Basic Documents.



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The CIT Group Securitization Corporation II
February 12, 1996
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.


                                                     Very truly yours,



                                                     /s/ SCHULTE ROTH & ZABEL